COLUMBIA ETF TRUST I

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust I (the “Trust”), dated April 15, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust I, do hereby certify that we have authorized the creation of the additional Series of the Trust: Columbia Diversified Fixed Income Allocation ETF and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Diversified Fixed Income Allocation ETF

Columbia Sustainable Global Equity Income ETF

Columbia Sustainable International Equity Income ETF

Columbia Sustainable U.S. Equity Income ETF

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of November 14, 2017.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 1 to the Declaration of Trust on November 14, 2017.

/s/ George S. Batejan George S. Batejan	/s/ William A. Hawkins William A. Hawkins

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Catherine James Paglia Catherine James Paglia

/s/ Edward J. Boudreau, Jr. Edward J. Boudreau, Jr.	/s/ Anthony M. Santomero Anthony M. Santomero

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Minor M. Shaw Minor M. Shaw

/s/ William P. Carmichael William P. Carmichael	/s/ John G. Taft John G. Taft

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Alison Taunton-Rigby Alison Taunton-Rigby

/s/ William F. Truscott William F. Truscott

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109